UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2020

Utz Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street

Hanover, PA 17331

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Introductory Note

On December 14, 2020, Utz Brands, Inc., a Delaware corporation (the “Company” or “Utz”) filed a Current Report on Form 8-K (the “Form 8-K”) in connection with the closing, on December 14, 2020 (the “Closing Date”), of the previously announced transaction pursuant to which Utz caused its subsidiaries to complete the acquisition (the “Acquisition”) contemplated by that certain Stock Purchase Agreement, dated November 11, 2020 by and among Utz Quality Foods, LLC, a Delaware limited liability company (“UQF”), Heron Holding Corporation, a Delaware corporation (“Heron”), Truco Holdco Inc. (“Holdco”), and Truco Holdings LLC (“Seller”). Pursuant to the Stock Purchase Agreement, on the Closing Date, Heron purchased from Seller all of the issued and outstanding shares of common stock of Holdco. In addition, UQF purchased from OTB Acquisition, LLC (“IP Seller”) certain IP assets under an Asset Purchase Agreement, dated November 11, 2020, among UQF, Seller and IP Seller (together with the Acquisition, the “Transactions”). At the closing of the Transactions, UQF and Heron paid the aggregate cash purchase price of approximately $404.0 million to the Truco Seller, including payments of approximately $3.0 million for cash on hand at Truco at the closing of the Transactions, less estimated working capital adjustments, subject to customary post-closing adjustments, and approximately $79.0 million to the IP Seller.

This Current Report on Form 8-K/A is being filed to amend the Form 8-K to provide the financial statements and pro forma financial information described below, in accordance with the requirements of Item 9.01 of Form 8-K. The pro forma financial information included in this Form 8-K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Holdco would have achieved had the Transactions been consummated prior to the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after the Transactions. Except as described in this Form 8-K/A, all other information in the Current Report on Form 8-K filed on December 14, 2020 remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

The audited consolidated balance sheet of Holdco as of December 31, 2019, and the audited consolidated statements of income, stockholder’s equity and cash flows for the year ended December 31, 2019, and related notes are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited condensed consolidated balance sheet of Holdco as of September 30, 2020 and the unaudited condensed consolidated statements of income, stockholder’s equity and cash flows for the nine months ended September 30, 2020, and related notes are included as Exhibit 99.2 to this Current Report on Form 8-K/A.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of the Company as of September 27, 2020 and unaudited pro forma condensed combined statements of operations for the thirty-nine weeks ended September 27, 2020, and the year ended December 31, 2019, are included as Exhibit 99.3 to this Current Report on Form 8-K/A.

(d) Exhibits

Exhibit No.	Description
23.1*	Consent of RSM US LLP, independent auditors for Truco Holdco Inc. and Subsidiaries.
99.1*	Audited consolidated balance sheet of Truco Holdco Inc. and Subsidiaries, as of December 31, 2019, and audited consolidated statements of income, stockholder’s equity and cash flows for the year ended December 31, 2019 and related notes.
99.2*	Unaudited condensed consolidated balance sheet of Truco Holdco Inc. and Subsidiaries, as of September 30, 2020 and unaudited condensed consolidated statements of income, stockholder’s equity and cash flows for the nine months ended September 30, 2020, and related notes.
99.3*	Unaudited pro forma condensed combined balance sheet of Utz Brands, Inc. as of September 27, 2020 and unaudited pro forma condensed combined statements of operations for the thirty-nine weeks ended September 27, 2020, and the year ended December 31, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2021	Utz Brands, Inc.

	By:	/s/ Cary Devore
Cary Devore
Chief Financial Officer